Exhibit 21.1

HILLENBRAND, INC.

SUBSIDIARIES OF THE REGISTRANT

All subsidiaries of the Company are wholly-owned Indiana corporations, unless otherwise noted.

Subsidiaries of Hillenbrand, Inc.

Batesville Services, Inc.

Process Equipment Group, Inc., a New Jersey corporation

Batesville Services, Inc.

Subsidiaries of Batesville Services, Inc.

Batesville Casket Company, Inc.

Batesville Casket Co. South Africa Pty, Ltd., a South Africa corporation

Batesville Interactive, Inc.

Batesville Logistics, Inc.

Batesville Manufacturing, Inc.

Batesville Casket de Mexico, S.A. de C.V., a Mexican corporation

MCP, Inc.

WCP, Inc.

BCC JAWACDAH Holdings, LLC

Acorn Development Group, Inc.

The Forethought Group, Inc.

BV Acquisition, Inc.

Jointly owned by Batesville Services, Inc. and K-Tron Investment Co.

Hillenbrand International Holding Corporation

Subsidiary of Batesville Casket Company, Inc.

NorthStar Industries, LLC

Subsidiary of Hillenbrand International Holding Corporation

Hillenbrand Luxembourg S.à.r.l.. a Luxembourg company

Subsidiary of Hillenbrand Switzerland GmbH

K-Tron (Schweiz) GmbH, a Swiss limited liability company

Subsidiary of BC Canada Company, ULC

Batesville Canada Ltd., a Canadian corporation

Subsidiary of Batesville Holding UK Limited

Batesville Casket UK Limited, a United Kingdom corporation

Subsidiary of Batesville Casket de Mexico, S.A. de C.V.

Industrias Arga, S.A. de C.V., a Mexican corporation

Subsidiaries of Hillenbrand Luxembourg S.à.r.l.

Batesville Holding UK, Ltd, a UK corporation

Hillenbrand Switzerland GmbH, a Swiss limited liability company

Green Tree Manufacturing, LLC

Modern Wood Products, LLC

Jointly owned by Green Tree Manufacturing, LLC, and Modern Wood Products, LLC

Global Products Co., S.A. de C.V., a Mexican corporation

Jointly owned by MCP, Inc. and WCP, Inc.

NADCO, S.A. de C.V., a Mexican corporation

Process Equipment Group, Inc., a New Jersey corporation

Subsidiaries of Process Equipment Group, Inc.

K-Tron Investment Co., a Delaware Corporation

K-Tron Technologies, Inc., a Delaware Corporation

Rotex Global, LLC, a Delaware corporation

Subsidiaries of K-Tron Investment Co.

K-Tron America, Inc., dba K-Tron Pitman, a Delaware corporation

Premier Pneumatics, Inc., dba K-Tron Salina, a Delaware corporation

Pennsylvania Crusher Corporation, a Delaware corporation

Gundlach Equipment Corporation, a Delaware corporation

Subsidiaries of K-Tron (Schweiz) GmbH

BC Canada Company, ULC, a Nova Scotia Unlimited Liability corporation

HIE Heavy Industrial Equipment (Beijing) Co., Ltd., a Chinese FICE

K-Tron Deutschland GmbH, a German corporation

K-Tron France S.a.r.l., a French company

K-Tron Great Britain Limited, a UK corporation

K-Tron Asia Pte Ltd, a Singapore corporation

K-Tron China Limited, a Hong Kong corporation

K-Tron (Shanghai) Co., Ltd., a Chinese FICE

Wuxi K-Tron Colormax Machinery Co., Ltd., a Chinese WFOE

Subsidiary of Pennsylvania Crusher Corporation

Jeffrey Rader Corporation, a Delaware corporation

Subsidiaries of Jeffrey Rader Corporation

Jeffrey Rader AB, a Swedish corporation

RC II, Inc., a Georgia corporation

Subsidiary of RC II, Inc.

Jeffrey Rader Canada Company, a Canadian company

Subsidiaries of K-Tron America, Inc.

K-Tron Colormax Limited, a UK corporation

K-Tron PCS Limited, a UK corporation

Subsidiaries of Rotex Global, LLC

Rotex Global (Hong Kong) Ltd., a Hong Kong corporation

Rotex Europe Ltd., a UK corporation

Subsidiary of Rotex Europe Ltd.

Rotex Japan Limited, a UK corporation